PROXY STATEMENT IN OPPOSITION TO THE SOLICITATION BY THE BOARD
OF DIRECTORS OF CAPTEC NET LEASE REALTY, INC.

SPECIAL MEETING OF STOCKHOLDERS (To be held on September --,
2001)

INTRODUCTION

My name is Phillip Goldstein. I am the portfolio manager of Opportunity Partners L.P., the soliciting stockholder. I am an investment manager who presently manages investment portfolios having assets of approximately $70 million. Since December 1, 1992, I have been the president and 50% stockholder of Kimball & Winthrop, Inc., a company that serves as the general partner of Opportunity Partners, a stockholder of Captec Net Lease Realty, Inc. ("Captec"). We are sending this proxy statement and the enclosed GREEN proxy card to stockholders of record on August -- , 2001 (the "Record Date") of Captec. We are soliciting a proxy to vote your shares at the Special Meeting of Stockholders of Captec (the "Meeting") to be held on September --, 2001 and at any and all adjournments or postponements of the Meeting.
Please refer to Captec's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by the stockholders.

This proxy statement and the enclosed GREEN proxy card are first being sent to Captec's stockholders on or about August --, 2001.

There is only one proposal that Captec has scheduled to be voted upon at the meeting: a merger of Captec with and into Commercial
Net Lease Realty, Inc. ("NNN"). We are soliciting a proxy to vote your shares AGAINST the proposed merger.

How Proxies Will Be Voted

If you return a GREEN proxy card to us or to our agent, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted, they will be voted AGAINST the proposed merger. If you return a GREEN proxy card, you will also be granting the persons named as proxies discretionary authority to vote on any other matters of which they are not now aware that may come before the meeting. These may include, among other things, matters relating to the conduct of the meeting.

Voting Requirements

If a quorum is not present at the meeting, or if a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies, consideration of matters of which we are not aware at this time, or negotiations with the incumbent directors. If an adjournment of the meeting is proposed, the persons named as proxies on the GREEN proxy card will vote for or against such adjournment in their discretion. Approval of the proposal requires the affirmative vote of a majority of Captec's outstanding shares.

Revocation of Proxies

You may revoke any GREEN proxy you give to us prior to its exercise by (i) delivering a written revocation of your proxy to us or to any person who will present it at the meeting; (ii) executing and delivering a later dated proxy card to us or to any person who will vote it at the meeting; or (iii) voting in person at the meeting. There is no limit on the number of times you may revoke your proxy prior to the meeting. Only the latest dated, properly signed proxy card will be counted.

Information Concerning the Soliciting Stockholder

The stockholder making this solicitation is Opportunity Partners L.P. 60 Heritage Drive, Pleasantville, NY 10570. As noted above, I, Phillip Goldstein am the portfolio manager and president of the general partner of Opportunity Partners. As of August --, 2001 my wife and I jointly owned one share of Common Stock of Captec as did Opportunity Partners. I am also deemed to be the beneficial owner of 384,646 shares of Common Stock held in brokerage accounts, some of which are margin accounts, by my clients (including Opportunity Partners) and me.
Combined, these personal and client holdings total 384,648 shares, representing approximately 4.0% of Captec's outstanding Common Stock. Our first purchase of stock occurred on February 15, 2000 and our last on July 10, 2001. We purchased 333,298 shares in 2000 and 35,850 shares in 2001. There have been no sales.

REASON FOR THE SOLICITATION

We believe that the proposed merger (which is described in detail in Captec's proxy statement) is unfair to stockholders primarily because it includes a provision for management to acquire certain assets of Captec for far less than their stated value. We believe that the assets in question may be worth more than $2 per share in excess of the price that management has agreed to pay for them and that the consideration that NNN has agreed to pay to Captec's shareholders reflects this disparity. If the merger is not approved, we think it will demonstrate that stockholders are dissatisfied with the inadequate level of oversight that the incumbent board of directors has exercised over management. In that event, we intend to conduct a proxy contest at the 2001 annual meeting to elect directors who are totally independent of management and are committed to maximizing stockholder value for all stockholders and preventing the diversion of Captec's assets from shareholders to management.

CERTAIN CONSIDERATIONS

We believe that all stockholders of Captec (except management) will benefit if the proposed merger is not approved. I have a financial incentive to increase Captec's stock price because my clients who hold shares of Captec pay me fees. These fees are based upon a share of the profits the client earns and will be greater if the value of Captec's shares increases. In addition, as stated above, if the proposed merger is not approved, we intend to nominate persons for election as directors at the annual meeting and to solicit proxies in that regard.

THE SOLICITATION

 I am making this solicitation on behalf of Opportunity Partners. Persons affiliated with or employed by affiliates of Opportunity Partners may assist me in the solicitation of proxies. They will not receive any special compensation for their services. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of shares of Common Stock for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, I will personally bear all of the expenses related to this proxy solicitation. Because I believe that the stockholders (except management) will benefit from this solicitation, I intend to seek reimbursement of these expenses from Captec. Stockholders will not be asked to vote on the reimbursement of solicitation expenses incurred by either the incumbent directors or me. I estimate that my expenses will be about $25,000. As of August --, 2001, my expenses have been approximately $------. If Captec does not reimburse me, I may seek reimbursement from one or more of my clients or from their affiliates.

Neither Opportunity Partners nor I have, within the past year, been a party to any contract, arrangement or understanding with any person with respect to any securities of Captec. In addition, there is no arrangement or understanding involving either myself or any affiliate that relates to future employment by Captec or any future transaction with Captec.

ADDITIONAL PROPOSALS

We know of no business that will be presented for consideration at the meeting other than that set forth in this proxy statement and in Captec's proxy statement. If any other matters are properly presented for consideration at the meeting, it is the intention of the persons named as proxies in the enclosed GREEN proxy card to vote in accordance with their own best judgment on such matters.

DATED: August --, 2001



PROXY CARD / VOTING INSTRUCTIONS

PROXY SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF
CAPTEC NET LEASE REALTY, INC. BY OPPORTUNITY PARTNERS L.P.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER --, 2001

The undersigned hereby appoints Steven Samuels, Rajeev Das, Andrew Dakos and Phillip Goldstein, and each of them, as the undersigned's proxies, with full power of substitution, to attend the Special Meeting of Stockholders of Captec Net Lease Realty, Inc. ("Captec") to be held at ------ on -------, September --, 2001, at -----------------------------------------
--- (the "Meeting"), and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting and any such adjournment or postponement the number of shares that the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as specified below. The proxies may vote in their discretion with respect to such other matter or matters as may come before the Meeting and with respect to all matters incident to the conduct of the Meeting.

(INSTRUCTIONS:  Mark vote by placing an "x" in the appropriate
[].)

APPROVAL OF THE PROPOSED MERGER BETWEEN CAPTEC NET LEASE REALTY,
INC. AND COMMERCIAL NET LEASE REALTY, INC.

FOR [  ] 	AGAINST [   ]     			ABSTAIN [   ]

Important - - Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted AGAINST the above Proposal. The undersigned hereby acknowledges receipt of the proxy statement dated August --, 2001 from Opportunity Partners L.P. and revokes any proxy previously executed. (Important - Please be sure to enter date.)

Please sign exactly as your name appears hereon. When joint tenants hold shares, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. Please return promptly in the enclosed envelope.


SIGNATURE(S)________________________Dated: _______________